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                                                                 Exhibit 3(ii).2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                               AMNIS SYSTEMS INC.

              Incorporated under the Laws of the State of Delaware

                                    ARTICLE I
                                     Offices

      Section 1. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent in Delaware.

      Section 2. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Stockholders

      Section 1. All meetings of the stockholders shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors.

      Section 2. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may be stated in the written notice of the meeting or as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board of Directors. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

      Section 3. Except as otherwise required by law or the Certificate of Incorporation and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, or the Chairman and shall be called by the Chairman or the Secretary at the request in writing of a majority of the Board the Directors, or of stockholders owning at least twenty percent (20%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting.

      Section 4. Except as otherwise provided by law, written notice of each meeting, whether annual or special, shall be given, either by personal delivery or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. If mailed, such notice shall be deemed given when


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deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      Notice of any meeting of stockholders shall not be required to be given to any stockholders who shall attend such meetings in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in
Article VII of these By-laws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than (thirty) 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

      Section 5. The chairman of the meeting shall appoint two or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not to be stockholders. No director or nominee for the office of director shall be appointed such inspector.

                                   ARTICLE III
                            Quorum and voting rights

      Section 1. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meetings of the stockholders; provided, however, that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class, present in person or represented by proxy, shall constitute a quorum of such class.

      Section 2. At any meeting of stockholders, all matters shall be decided by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote, unless a different vote is required by express provision of statute, of the Certificate of Incorporation or of these By-laws.

      Section 3. The chairman of the meeting or the holders of a majority of the shares of capital stock issued and outstanding who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the chairman of the meeting or the holders of a majority of the shares of capital stock issued and outstanding who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class.

      At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 4. The officer who has charge of the stock ledger of the Corporation


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shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

      Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 5. Except as otherwise provided by law or the Certificate of Incorporation or these By-laws each stockholder of record shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

      Section 6. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE IV
                                    Directors

      Section 1. The business and affairs of the Corporation shall be managed by, or under the direction of its Board of Directors, which may exercise all such corporate powers and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

      Section 2. The number of directors of the Corporation that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in Section 5 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not to be stockholders.

      Section 3. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman, the president or the secretary. Such resignation shall take effect upon receipt thereof, unless otherwise specified therein.


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      Section 4. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any director or the entire Board of Directors may be removed from office, with or without cause, at any time by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote, at any special meeting of the stockholders called for such purpose.

      Section 5. Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

      Section 6. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as may from time to time be determined by resolution of the Board of Directors. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity (as an officer, agent, employee or otherwise) and receiving compensation therefor.

                                    ARTICLE V
                           Board of directors meetings

      Section 1. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

      Section 3. Regular meetings of the Board of Directors may be held without notice at such time and such place as shall form time to time be determined by the Board of Directors. Should any meeting date fall on a legal holiday, then the meeting shall be held on the next business day that is not a legal holiday.

      Section 4. Special meetings of the Board of Directors for any purpose may be called at any time by the president on two (2) days' notice to each director by mail or forty-eight (48) hours notice to each director either personally or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.


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      Section 5. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and every act or decision done or made by a majority of the directors present at any meeting at which there is a quorum shall be regarded as the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted by law to be taken at any meeting by the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 7. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE VI
                             Committees of Directors

      Section 1. Without prejudice to the general powers of the Board of Directors, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, including the authorization to affix the seal of the Corporation to all papers which may require it, except with respect to:

            (a) The approval or adoption, or recommendation to the stockholders, of any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholder for approval;


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            (b) The adoption, amendment or repeal of any provision of these
By-laws.

      Section 2. Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors when required.

                                   ARTICLE VII
                                     Notices

      Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

      Section 2. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII
                                    Officers

      Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a treasurer and a secretary. The Corporation may also have, in the discretion of the Board, a Chairman of the Board and a Vice Chairman of the Board, who shall be elected from among the directors. The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasures. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

      Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a treasurer and a secretary and may choose vice-presidents. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

      Section 3. The Board of Directors may appoint such other officers and agents as the business of the Corporation may require and as it shall deem necessary, each of whom shall hold office for such terms, have such authority and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time, upon written notice to the Board to the corporation. Any vacancy occurring in any office of the


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Corporation by death, resignation, removal or otherwise shall be filled by the
Board of Directors.

      Section 5. The salaries of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

                            The Chairman of the Board

      Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present, and shall be a member of all standing committees. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

      Section 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meeting of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

                                  The President

      Section 8. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board, if there be one, the president shall be the chief executive officer of the Corporation; and, in the absence of the Chairman and Vice Chairman of the Board, shall preside at all meetings of the stockholders and the Board of Directors; he shall have general supervision, direction, control and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

      Section 9. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.

                               The Vice-Presidents

      Section 10. In the absence of the president or in the event of his inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or, in absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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                     The Treasurer and Assistant Treasurers

      Section 11. The treasurer shall supervise and be responsible for all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

      Section 12. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursement, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial conditions of the Corporation.

      Section 13. If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     The Secretary and Assistant Secretaries

      Section 15. The secretary shall attend all meetings of the Board of the Directors and all the meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors, with the time and place of holding, whether regular or special, in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

      Section 16. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such


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determination, then in order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such others powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE IX
                                  Capital Stock

                             Certificates for Shares

      Section 1. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be numbered, exhibit the holder's name and number of shares and shall be entered in the books of the Corporation as they are issued. They shall be signed by, or in the name of, the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation and sealed with the seal of the Corporation, which may be a facsimile thereof.

      Any of or all the signatures on the certificate may be facsimile if countersigned by a transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                Lost Certificates

      Section 2. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates thereof issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.

      When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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                                Transfer of stock

      Section 3. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by propre evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               Fixing record date

      Section 4. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             Registered Stockholders

      Section 5. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    ARTICLE X
                               General provisions

                                    Dividends

      Section 1. Dividends upon the capital stock of the Corporation, subject to the provision of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the


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interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

      Section 3. All checks or demands for money and notes of the Corporation shall be signed on behalf of the Corporation by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   Fiscal Year

      Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      Seal

      Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 Indemnification

      Section 6. The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws exist or may hereafter be amended and supplemented from time to time, indemnify and hold harmless any director or officer made, or threatened to be made, a party to or otherwise involved in a pending or complete action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director, officer, employee or agent of the Corporation or a predecessor corporation or, at the Corporation's request, a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise against all expenses (including attorney's fees), judgements, fines and amount paid in settlement actually and reasonably incurred by such person in connection therewith; provided, however, that the Corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the Corporation. The above indemnification shall:

            (a) not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office,

            (b) continue as to a person who has ceased to be a director, and

            (c) inure to the benefit of the heirs, executors and administrators of such a person.


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      The Corporation's obligation to provide the above indemnification shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

      Section 7. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation that alleges willful misappropriation of corporate assets by such agents, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent's duty to the Corporation or its stockholders.

      Section 8. The foregoing provision shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this By-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or therefore existing or any action, suit or proceeding therefore or thereafter brought based in whole or in part upon any such state of facts.

      Section 9. To assure the above indemnification of all directors, officers and employees who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation that may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of these Sections (5-9) of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation that is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines".

                                   ARTICLE XI
                                   Amendments

      Section 1. These By-laws (other than this Article XI) may from time to time and at any time, be amended, altered, repealed, or new or additional By-laws may be adopted by a majority of the entire Board of Directors at any meeting thereof, provided that such


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

proposed action be contained in the notice of such meeting. The stockholders of the Corporation shall have the power to adopt, amend or repeal any provision of these By-laws only to the extent and in the manner provided in the Certificate of Incorporation.


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

                           CERTIFIACTE OF SECRETARY OF

                               AMNIS SYSTEMS INC.

      The undersigned, Jason John hereby certifies that he is the duly elected and acting Secretary of Amnis Systems Inc., a Delaware corporation (the "Corporation"), and that the By-laws attached hereto constitute the By-laws of said Corporation as duly adopted by Unanimous Written Consent of the Board of Directors on October 2, 2000.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 2nd day of October, 2000.

                                    /s/ Jason John
                                    -----------------------------------
                                    JASON JOHN
                                    Secretary


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